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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-06007, Form S-8 No. 333-08323, Form S-3 No. 33-53252,
Form S-3 No. 33-34303, Form S-3 No. 33-35301, Form S-3 No. 33-41916, Form S-3
No. 33-82618, Form S-3 No. 33-63841, Form S-8 No. 33-34304, Form S-8
No. 33-60969, Form S-8 No. 33-63537, Form S-3 No. 333-36637. Form S-3 No. 333-
48217, Form S-3 No. 333-69743, Form S-8 No. 333-64287, Form S-8 No. 333-69747,
Form S-3 No. 333-81957, Form S-3 No 333-87403, Form S-3 No. 333-94611, and
Form S-3 No. 333-34532) of e4L, Inc. and the related prospectuses of our report dated June 26, 2000 with respect to the consolidated financial statements and schedule of e4L, Inc. included in this Annual Report (Form 10-
K) for the year ended March 31, 2000.

                                          Ernst & Young LLP

Los Angeles, California
July 12, 2000